THE CHARLES SCHWAB FAMILY OF FUNDS

POWER OF ATTORNEY

I, the undersigned trustee and/or officer of The Charles Schwab Family of Funds, a Massachusetts business trust (the “Trust”), do hereby constitute and appoint David Lekich, Catherine MacGregor, Christine Pierangeli, Douglas P. Dick and Stephen T. Cohen, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement of the Trust on Form N-14 with regard to the reorganization of Schwab California AMT Tax-Free Money Fund into Schwab California Municipal Money Fund and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ David L. Mahoney	Date: June 3, 2014
Name: David L. Mahoney Trustee